Exhibit 99.1

Nordstrom 401(k) Plan
Employer ID No: 91-0515058
Plan Number: 001

Report of Independent Registered Public Accounting Firm and
Financial Statements as of December 31, 2016 and 2015
and for the Year Ended December 31, 2016,
with Supplemental Information

NORDSTROM 401(k) PLAN
PLAN YEAR ENDED DECEMBER 31, 2016
All other schedules required by Section 2520.103-10 of the Department of Labor's ("DOL") Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Retirement Committee and Participants of
Nordstrom 401(k) Plan

We have audited the accompanying statements of net assets available for benefits of the Nordstrom 401(k) Plan (the Plan) as of December 31, 2016 and 2015, and the related statement of changes in net assets available for benefits for the year ended December 31, 2016. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2016 and 2015, and the changes in net assets available for benefits for the year ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The supplemental information included in Schedule H, line 4(i) - Schedule of Assets (Held at End of Year) as of December 31, 2016 has been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental information is presented for the purpose of additional analysis and is not a required part of the financial statements but includes supplemental information required by the Department of Labor’s (DOL) Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 (ERISA). The supplemental information is the responsibility of the Plan's management. Our audit procedures included determining whether the supplemental information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information in the accompanying schedule, we evaluated whether the supplemental information, including its form and content, is presented in conformity with DOL’s Rules and Regulations for Reporting and Disclosure under ERISA. In our opinion, the supplemental information in the accompanying schedule is fairly stated, in all material respects in relation to the financial statements as a whole.

/s/ Moss Adams LLP
Seattle, Washington
June 2, 2017

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NORDSTROM 401(k) PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

	December 31,
	2016	2015
Assets
Participant-directed investments at fair value (see Note 3: Fair Value Measurements)	$2,692,767	$2,549,074
Company contributions receivable	90,961	59,879
Notes receivable from participants	91,491	92,938
Accrued income and broker receivable	1,483	3,206
Other assets	2,290	2,340
Total assets	2,878,992	2,707,437

Liabilities
Administrative expenses and other payables	934	1,251
Excess contributions payable to participants	537	1,170
Due to broker for securities purchased	662	3,386
Total liabilities	2,133	5,807

Net assets available for benefits	$2,876,859	$2,701,630
The accompanying Notes to Financial Statements are an integral part of these financial statements.

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NORDSTROM 401(k) PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

Plan year ended	December 31, 2016
Additions
Contributions
Company contributions	$90,961
Employee contributions	121,127
Total contributions	212,088

Investment income
Net appreciation in fair value of investments	157,828
Interest and dividends	43,600
Total investment income	201,428

Total additions	413,516

Deductions
Benefit payments to participants	233,592
Administrative expenses and other	4,695
Total deductions	238,287

Net increase in net assets	175,229

Net assets available for benefits at beginning of year	2,701,630
Net assets available for benefits at end of year	$2,876,859
The accompanying Notes to Financial Statements are an integral part of these financial statements.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

NOTE 1: DESCRIPTION OF THE PLAN
The Nordstrom 401(k) Plan (the "Plan"), as amended, was originally established on January 1, 1953 and is a defined contribution plan. The following description of the Plan's provisions is for informational purposes only and does not bind the Plan. Participants should refer to the Plan documents for a more complete description of the Plan's provisions.
General
The Plan covers substantially all employees of Nordstrom, Inc. and its participating subsidiaries (the "Company"). For Company contributions, participation begins on the first of the month coinciding with or following the first anniversary of the employee's original hire date. For elective salary deferrals (401(k) contributions), participation begins on the employee's hire date. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").
The Plan contains eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code ("IRC"). Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of their original hire date with a salary deferral contribution equal to 2% of eligible compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.
For the Plan years ended December 31, 2016 and 2015, to qualify for Company contributions, eligible participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan year. The "last day" requirement is waived if the participant terminates employment due to retirement, disability or death.
Plan Year
The Plan operates on a calendar year ending on December 31. References to 2016 and 2015 relate to the Plan years ended December 31, 2016 and December 31, 2015, respectively.
Trustees and Administrator of the Plan
The asset trustees of the Plan are Mercer Trust Company and The Bank of New York Mellon.
The Plan is administered by the Company in conjunction with the Nordstrom Retirement Committee (the "Plan Administrator"), a committee appointed by the Company's Board of Directors (the "Board"). Transamerica Retirement Solutions, LLC provided administrative services in 2016 and Mercer HR Services, LLC (acquired by Transamerica in late 2015) provided administrative services in 2015.
Plan Contributions
Contributions to the Plan are made through employee contributions, including catch-up contributions, Company contributions and participant rollover contributions.
Employee Contributions— Eligible employees may elect to defer eligible compensation on a pre-tax basis, an after-tax (Roth) basis or a combination of both. The maximum elective salary deferral is 50% for non-highly compensated employees and 16% for highly compensated employees. However, that percentage can be reduced for highly compensated employees as required to satisfy applicable non-discrimination testing requirements. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, an after-tax (Roth) basis or a combination of both, beginning in the year they turn age 50. For all employees, the Internal Revenue Service ("IRS") limited participant contributions to a maximum of $18 in 2016 and 2015. For those age 50 and over, the IRS limited participant contributions to a maximum of $24 in 2016 and 2015.
Company Contributions— The Company intends to match employee contributions dollar for dollar up to 4% of the participant's eligible compensation, at the discretion of the Board. Catch-up contributions are not eligible for matching contributions. In March 2017, participants received Company matching contributions of $61,578 related to 2016. Depending on Company performance and at the discretion of the Board, the Company may also make an additional profit-based matching contribution of up to 50 cents per dollar on the first 4% of eligible compensation contributed. In March 2017, participants received Company profit-based matching contributions of $30,790 related to 2016.
Participant Rollover Contributions— Participants eligible for a withdrawal from another eligible retirement plan or traditional Individual Retirement Account ("IRA") may roll over all or part of that amount into the Plan. Participants may not roll over amounts from a Roth IRA into the Plan.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Investments
Participants are able to direct the investment of their accounts (including employee and Company contributions) among various funds. The funds as of December 31, 2016 and 2015 include a variety of mutual funds, common/collective trust ("CCT") funds, Company common stock and custom target retirement date funds. The available funds are regularly reviewed by the Plan Administrator and are subject to change at any time.
Participation in Investment Activity
Individual accounts are credited daily with a pro-rata share of investment income or loss experienced by the respective funds into which their account balances have been directed. This income or loss is included in net appreciation in fair value of investments on the Statement of Changes in Net Assets Available for Benefits.
Vesting in the Plan
Employees who terminate employment due to retirement, disability or death are 100% vested in their Plan accounts, regardless of years of service. The Plan defines "retirement" as age 60 or older for the purposes of vesting. On termination of employment for reasons other than retirement, disability or death, the amounts credited to the accounts of participants are vested as follows:
Employee Contributions— Employee contributions (salary deferral, catch-up and rollover contributions) are always 100% vested.
Company Matching Contributions— Company matching contributions, including the profit-based matching contribution, for employees vest as follows:

Years of Service Completed	Vesting Percentage
Less than one	0%
One	33%
Two	67%
Three or more	100%
Forfeitures
When a participant terminates, the unvested portion of the participant's account represents a forfeiture, unless the participant resumes service with the Company within five years. At December 31, 2016 and 2015, forfeited unvested accounts were $1,211 and $869. Forfeitures of unvested Company matching contributions from terminated participant accounts can be used to offset Company matching contributions or to pay Plan administrative expenses, as determined by the Plan Administrator. In March 2017 and March 2016, the Plan used forfeitures of $1,407 and $847 to offset the 2016 and 2015 Company matching contributions, respectively.
Benefit Payments
On termination of service, a participant (or participant's beneficiary in the case of death) may elect to roll over the value of the vested interest in his or her account to another qualified plan, to receive the value as a lump-sum distribution or elect to remain in the Plan, if the vested account balance exceeds $1. These distributions are subject to required distributions under Section 401(a)(9) of the IRC. When an active participant reaches age 59½ and continues to work for the Company, the participant is eligible to receive a partial or full distribution of their retirement benefits.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Participant Loans (Notes Receivable from Participants)
Participants may borrow a minimum of $1 from their account up to a maximum that is equal to the lesser of:

•	50% of their vested account balance, less the balance of any other outstanding loans from the Plan as of the loan request date, or

•
$50 less the highest outstanding principal balance of any loans, from this Plan or any other qualified Plan of the employer or a related employer, during the one-year period immediately preceding the loan request date.

Loan terms are a maximum of five years or, if for the purchase of a principal residence, up to 20 years. The loans are secured by the balance in the participant's account. The interest rate for a loan is determined at the time it is approved. The rate will be the prime rate as reported by the Wall Street Journal on the last business day of the prior month, plus 1%. Interest rates for participant loans outstanding at December 31, 2016 range from 4.25% to 10.5% with various maturities through January 2037. Principal and interest is paid through payroll deductions, following the participant's semi-monthly or weekly payroll cycle. A participant may have a maximum of two loans outstanding at any one time.
Participants may make monthly loan repayments during approved leaves of absence. Alternatively, payment obligations may be suspended during approved leaves of absence not longer than one year and during periods of qualified military service. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan Administrator. If the participant does not make a payment within 90 days of the due date, the loan balances will be deemed distributed and become taxable income to the participant.
Other Assets
Other assets are primarily composed of amounts recorded at the cash surrender value of participants' life insurance policies. The option to purchase life insurance was terminated in May 1992, however, the Plan still holds previously purchased life insurance for participants. At December 31, 2016 and 2015, life insurance accounts totaled $1,741 and $1,818.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP").
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities. Actual results could differ from those estimates and assumptions.
Risks and Uncertainties
The Plan holds various investment instruments, including, but not limited to, common stock, debt securities, mutual funds and CCTs. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and such changes could materially affect participants' account balances and the amounts reported in the financial statements.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Investment Valuation and Income Recognition
The Plan's investments are held by the trustees and are recorded at fair value as follows:

•	Common stock is valued at quoted market prices as of the last trading day of the Plan year.

•	Shares of mutual funds are valued at quoted market prices as of the last trading day of the Plan year.

•
CCTs are measured using the net asset value ("NAV") practical expedient of the CCT as reported by the CCT managers. The NAV practical expedient is based on the fair value of the underlying assets owned by the CCT, less its liabilities, and divided by the number of units outstanding.

•
Investments in debt securities are valued using the market approach and observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities.

•
Self-directed brokerage accounts allow participants to invest all or a portion of their account in investments of their choice. The fair value is based on the underlying investments, which may include common stock, mutual funds, debt securities and CCTs.

•
The Nordstrom Target Retirement Date Funds hold underlying investments which include common stock, mutual funds, debt securities and CCTs. The fair values of the Nordstrom Target Retirement Date Funds are valued based on the underlying investments.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on an accrual basis. Dividends are recorded when earned.
Net realized gains or losses on investment sales represent the difference between the sale proceeds and cost of the investments, or the adjusted market price. Net unrealized appreciation or depreciation on investments held at the end of the Plan year represents the net change in fair value of investments during the year. The Statement of Changes in Net Assets Available for Benefits presents the net appreciation or depreciation in fair value of investments, which consists of realized and unrealized gains and losses.
Notes Receivable from Participants
Participant loans are included in notes receivable from participants on the Statements of Net Assets Available for Benefits and are measured at their unpaid principal balance plus any accrued unpaid interest. Delinquent participant loans are recorded as distributions based on the terms of the Plan document.
Benefit Payments
Benefits are recorded when paid. Amounts allocated to former participants who have withdrawn from the Plan, but have not yet been paid as of December 31, 2016 and 2015 were $1,463 and $530.
Administrative Expenses
Substantially all of the administrative expenses, including recordkeeping, trustee and other fees, incurred in connection with the Plan are paid by the Plan through an allocation to participant accounts.
Subsequent Events
The Plan monitors significant events occurring after the balance sheet date and prior to the issuance of the financial statements to determine the impacts, if any, of events on the financial statements to be issued. The Plan has evaluated subsequent events through the date which the financial statements are issued.
The Plan has executed agreements to transition all assets to The Bank of New York Mellon as the sole trustee effective October 1, 2017. Aon Hewitt will assume administrative services as of the effective date.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Recent Accounting Pronouncements
In May 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2015-07, Disclosures for Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent). This ASU removes the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the NAV per share practical expedient. It also removes the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the NAV per share practical expedient. Those disclosures are limited to investments for which the entity has elected to measure the fair value using that practical expedient. The Plan early adopted and implemented this ASU in 2015 and applied the guidance on a retrospective basis.
In July 2015, the FASB issued ASU No. 2015-12, Plan Accounting. The new pronouncement is a three-part standard which (1) designates contract value as the only measurement amount for fully benefit-responsive investment contracts, (2) simplifies and increases the effectiveness of plan investment disclosure requirements, and (3) provides employee benefit plans with a measurement-date practical expedient. The Plan early adopted and implemented this ASU in 2015 and applied the guidance on a retrospective basis.
NOTE 3: FAIR VALUE MEASUREMENTS
The Plan discloses its assets that are measured at fair value in the Statements of Net Assets Available for Benefits by level within the fair value hierarchy as defined by applicable accounting standards:
Level 1: Quoted market prices in active markets for identical assets or liabilities
Level 2: Other observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3: Unobservable inputs that cannot be corroborated by market data that reflect the reporting entity's own assumptions
The following tables set forth by level within the fair value hierarchy, a summary of the Plan's investments that were measured at fair value on a recurring basis as of December 31, 2016 and 2015. There have been no changes in the methodologies used at December 31, 2016 and 2015.

	December 31, 2016
	Level 1	Level 2	Total
Fair value hierarchy:
Equity securities	$434,575	$—	$434,575
Debt securities	—	137,407	137,407
Mutual funds	1,331,246	—	1,331,246
Brokerage securities	18,557	3,359	21,916
Other	398	—	398
Total assets in fair value hierarchy	$1,784,776	$140,766	$1,925,542
Investments measured at NAV practical expedient			767,225
Total participant-directed investments at fair value			$2,692,767

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

	December 31, 2015
	Level 1	Level 2	Total
Fair value hierarchy:
Equity securities	$478,148	$—	$478,148
Debt securities	—	111,138	111,138
Mutual funds	1,247,665	—	1,247,665
Brokerage securities	17,774	3,300	21,074
Other	730	—	730
Total assets in fair value hierarchy	$1,744,317	$114,438	$1,858,755
Investments measured at NAV practical expedient			690,319
Total participant-directed investments at fair value			$2,549,074
The Plan's NAV funds are primarily composed of CCT's, which are measured daily and may be redeemed daily with no restrictions related to the redemption notice period.
The Plan did not have any Level 3 measurements as of December 31, 2016 and 2015. During 2016, there were no transfers in or out of Levels 1, 2 or 3.
NOTE 4: PARTY-IN-INTEREST TRANSACTIONS
Mercer Trust Company has been the trustee of certain assets of the Plan since January 1, 2005. A related entity, Mercer HR Services, LLC (acquired by Transamerica in late 2015), provided recordkeeping and other administrative services to the Plan in 2015. The Bank of New York Mellon has been the trustee of the Nordstrom Target Retirement Date Funds since inception of these funds on September 6, 2011. Accordingly, Mercer Trust Company, and its affiliate, and The Bank of New York Mellon are each a party-in-interest with respect to the Plan.
As of December 31, 2016 and 2015, Plan investments included units held in a collective trust which is managed by The Bank of New York Mellon. Transactions with this entity qualify as exempt party-in-interest transactions. Fees paid by the Plan to The Bank of New York Mellon were $464 for 2016. Fees paid by the Plan to Mercer Trust Company were $1,849 for 2016.
As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. As of December 31, 2016 and 2015, the Plan held 4,846 and 5,101 shares of Nordstrom common stock, with a cost basis of $177,078 and $185,222, respectively. The Plan recorded dividend income of $7,402 during 2016.
NOTE 5: FEDERAL INCOME TAX STATUS
The IRS has determined and informed the Company by a letter dated June 12, 2014, that the Plan is designed in accordance with applicable sections of the IRC. Although the Plan has been amended since the date of the latest determination letter, the Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the IRC, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan's financial statements.
GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. The Plan Administrator has concluded that as of December 31, 2016 and 2015, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.
The Plan is subject to routine audits by Federal regulators (IRS and DOL). In 2016, the IRS completed their examination of the 2013 Plan year which resulted in no changes to the Plan's financial statements and Form 5500 filings. Additionally, there were no reported matters that affect the Plan's tax-exempt status. There are currently no audits for any other tax periods in progress.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

NOTE 6: PLAN TERMINATION
Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. Under the Plan, the Company may also temporarily suspend contributions, which does not constitute or require termination of the Plan.
In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustees shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.
NOTE 7: EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS
The Plan is subject to certain non-discrimination rules under ERISA and the IRC. For 2016 and 2015, the Plan failed certain of the non-discrimination tests under the IRC due to lower deferral percentages by non-highly compensated eligible employees relative to the deferral percentages of highly compensated eligible employees. In order to meet the requirements of the non-discrimination rules, the Plan refunded a portion of the contributions made by highly compensated participants, in accordance with applicable provisions of the IRC. Additionally, the Plan is required to return contributions received from participants during the Plan year in excess of the IRC limits (see Note 1: Description of the Plan for additional information on IRS contribution limitations). These refunds are accrued within excess contributions payable to participants in the Statements of Net Assets Available for Benefits and reduce participant contributions on the Statement of Changes in Net Assets Available for Benefits. The net refund for 2016, paid in March 2017, totaled $537 and included approximately $39 of investment earnings. The net refund for 2015, paid in March 2016, totaled $1,170 and included approximately $43 of investment loss.
NOTE 8: RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500
The following is a reconciliation of net assets available for benefits per the financial statements to the amounts reflected in the Form 5500:

	December 31,
	2016	2015
Net assets available for benefits per the financial statements	$2,876,859	$2,701,630
Administrative expenses and other payables	934	972
Net assets available for benefits per Form 5500	$2,877,793	$2,702,602
The following is a reconciliation of the total increase in net assets available for benefits per the financial statements to the net income reflected in the Form 5500:

Plan year ended	December 31, 2016
Total increase in net assets per the financial statements	$175,229
Administrative expenses and other	(37)
Total net income per Form 5500	$175,192
The Form 5500 has certain other items within income and expense that are classified differently from the amounts shown in the accompanying financial statements. These classification differences have no impact on net income.

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NORDSTROM 401(k) PLAN
SCHEDULE H, LINE 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF DECEMBER 31, 2016
EIN: 91-0515058
Plan #: 001
(Dollars in thousands)

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
*	Nordstrom, Inc.	Common Stock	**	$232,247
	Putnam Stable Value Fund	CCT	**	211,028
	Voya Large Cap Growth	CCT	**	90,075
	William Blair Small-Mid Cap Growth	CCT	**	138,461
	Loomis Sayles Core Plus Fixed Income Trust	CCT	**	88,032
	American Funds Europacific Growth Fund	Mutual Fund	**	169,569
	Dodge & Cox Stock Fund	Mutual Fund	**	191,215
	Neuberger & Berman Genesis Fund	Mutual Fund	**	118,874
	Vanguard Institutional Index Fund	Mutual Fund	**	169,354
	Brokerage Securities	Self-directed Brokerage Securities	**	18,557
	SDB Money Market Fund	Self-directed Brokerage Money Market Fund	**	3,359
	Pending Account	Noninterest-Bearing Cash	**	398
	New England Life Insurance	Life Insurance Policies	**	1,741
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - Variable	**	549
*	Participant Loans	Loan interest rates range from 4.25% to 10.5% with various maturities through January 2037.	—	91,491
* Party-in-interest
** Cost information is not required for participant-directed investments and therefore is not included.

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(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value

Investments held within the Nordstrom Target Retirement Date Funds[1]:

	Dodge & Cox Stock Fund	Mutual Fund	**	$131,297
	Vanguard Institutional Index Fund	Mutual Fund	**	157,660
	Neuberger Berman Genesis Fund/Institutional	Mutual Fund	**	78,297
	American Funds EuroPacific Growth Fund	Mutual Fund	**	160,073
	Aberdeen International Equity Fund	Mutual Fund	**	154,907
	SSGA TIPS Index	CCT	**	46,940
	Putnam Stable Value Fund	CCT	**	43,285
	Loomis Core Plus Fixed Income Trust	CCT	**	141,216
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - Variable	**	8,188
	FHLMC POOL #G0-7600	U.S. Government Securities - due 3/1/2042 - 4.500%	**	567
	FHLMC POOL #G1-4667	U.S. Government Securities - due 2/1/2027 - 4.000%	**	342
	FHLMC POOL #H0-1774	U.S. Government Securities - due 9/1/2037 - 6.500%	**	19
	FHLMC POOL #C9-0981	U.S. Government Securities - due 7/1/2026 - 6.500%	**	324
	FHLMC POOL #C9-1013	U.S. Government Securities - due 1/1/2027 - 6.500%	**	195
	FHLMC POOL #J1-2899	U.S. Government Securities - due 9/1/2025 - 4.000%	**	359
	FHLMC POOL #1H-2592	U.S. Government Securities - due 1/1/2036 - Variable	**	155
	FHLMC POOL #H0-9197	U.S. Government Securities - due 10/1/2038 - 6.500%	**	28
	FHLMC POOL #H0-9212	U.S. Government Securities - due 5/1/2038 - 5.500%	**	51
	FHLMC POOL #84-9849	U.S. Government Securities - due 10/1/2045 - Variable	**	226
	FHLMC POOL #84-9254	U.S. Government Securities - due 1/1/2042 - Variable	**	577
	FHLMC POOL #84-9327	U.S. Government Securities - due 5/1/2044 - Variable	**	944
	FHLMC POOL #84-9505	U.S. Government Securities - due 10/1/2044 - Variable	**	316
	FHLMC POOL #84-9544	U.S. Government Securities - due 12/1/2044 - Variable	**	499
	FHLMC POOL #84-9625	U.S. Government Securities - due 1/1/2045 - Variable	**	772
	FHLMC POOL #84-9626	U.S. Government Securities - due 8/1/2044 - Variable	**	785
	FHLMC POOL #Q0-3517	U.S. Government Securities - due 9/1/2041 - 4.500%	**	569
	FHLMC POOL #G6-0153	U.S. Government Securities - due 10/1/2044 - 4.500%	**	406
	FHLMC POOL #G6-0764	U.S. Government Securities - due 10/1/2042 - 4.500%	**	557
	FHLMC POOL #84-0286	U.S. Government Securities - due 5/1/2046 - Variable	**	786
	FHLMC POOL #78-1274	U.S. Government Securities - due 2/1/2034 - Variable	**	159
	FNMA POOL #0256851	U.S. Government Securities - due 8/1/2037 - 7.000%	**	56
	FNMA POOL #0AL1845	U.S. Government Securities - due 6/1/2039 - Variable	**	100
	FNMA POOL #0AL1900	U.S. Government Securities - due 8/1/2026 - 4.500%	**	341
	FNMA POOL #0AL2689	U.S. Government Securities - due 2/1/2027 - 4.000%	**	295
	FNMA POOL #0AL4577	U.S. Government Securities - due 1/1/2034 - 4.500%	**	518
	FNMA POOL #0AL5145	U.S. Government Securities - due 10/1/2033 - 4.000%	**	723
	FNMA POOL #0AL6209	U.S. Government Securities - due 7/1/2021 - 4.265%	**	125
	FNMA POOL #0AL6245	U.S. Government Securities - due 1/1/2045 - Variable	**	584
	FNMA POOL #0AL5749	U.S. Government Securities - due 7/1/2042 - 4.500%	**	522
	FNMA POOL #0AL5957	U.S. Government Securities - due 5/1/2027 - 4.000%	**	642
1 The Plan has thirteen Nordstrom Target Retirement Date Funds, including: Nordstrom Target Retirement Date Income Fund, Nordstrom Target Retirement Date 2000 Fund, Nordstrom Target Retirement Date 2005 Fund, Nordstrom Target Retirement Date 2010 Fund, Nordstrom Target Retirement Date 2015 Fund, Nordstrom Target Retirement Date 2020 Fund, Nordstrom Target Retirement Date 2025 Fund, Nordstrom Target Retirement Date 2030 Fund, Nordstrom Target Retirement Date 2035 Fund, Nordstrom Target Retirement Date 2040 Fund, Nordstrom Target Retirement Date 2045 Fund, Nordstrom Target Retirement Date 2050 Fund and Nordstrom Target Retirement Date 2055 Fund.

14 of 21

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	FNMA POOL #0AL6132	U.S. Government Securities - due 3/1/2029 - 4.500%	**	451
	FNMA POOL #0AL6120	U.S. Government Securities - due 11/1/2044 - Variable	**	1,695
	FNMA POOL #0AL7205	U.S. Government Securities - due 12/1/2029 - 3.500%	**	703
	FNMA POOL #0AL7384	U.S. Government Securities - due 9/1/2045 - 4.500%	**	485
	FNMA POOL #0AL9016	U.S. Government Securities - due 9/1/2046 - 4.000%	**	1,172
	FNMA POOL #0AL9407	U.S. Government Securities - due 9/1/2042 - 4.500%	**	271
	FNMA POOL #0AL9580	U.S. Government Securities - due 1/1/2032 - 4.000%	**	5,096
	FNMA POOL #0AL8556	U.S. Government Securities - due 8/1/2044 - 4.500%	**	2,966
	FNMA POOL #0AL8816	U.S. Government Securities - due 9/1/2045 - 4.500%	**	936
	FNMA POOL #0AL8919	U.S. Government Securities - due 7/1/2046 - Variable	**	406
	FNMA POOL #0AO4105	U.S. Government Securities - due 6/1/2042 - Variable	**	1,078
	FNMA POOL #0AO8469	U.S. Government Securities - due 5/1/2042 - Variable	**	373
	FNMA POOL #0AP7562	U.S. Government Securities - due 9/1/2042 - Variable	**	901
	FNMA POOL #0AS5602	U.S. Government Securities - due 8/1/2045 - 4.500%	**	1,040
	FNMA POOL #0AW4697	U.S. Government Securities - due 5/1/2044 - Variable	**	419
	FNMA POOL #0AX3721	U.S. Government Securities - due 7/1/2027 - 3.500%	**	656
	FNMA GTD REMIC P/T 13-26 FE	U.S. Government Securities - due 4/25/2043 - Variable	**	944
	FNMA GTD REMIC P/T 13-128 CF	U.S. Government Securities - due 12/25/2043 - Variable	**	1,304
	FNMA GTD REMIC P/T 14-M13 ASQ2	U.S. Government Securities - due 11/25/2017 - 1.637%	**	169
	FNMA GTD REMIC P/T 12-46 BA	U.S. Government Securities - due 5/25/2042 - 6.000%	**	711
	FHLMC MULTICLASS CTF 4283 EW	U.S. Government Securities - due 12/15/2043 - Variable	**	370
	FHLMC MULTICLASS MTG 4319 MA	U.S. Government Securities - due 3/15/2044 - Variable	**	664
	FNMA GTD REMIC P/T 01-79 BA	U.S. Government Securities - due 3/25/2045 - 7.000%	**	49
	FNMA GTD REMIC P/T 01-T10 A1	U.S. Government Securities - due 12/25/2041 - 7.000%	**	303
	FNMA GTD REMIC P/T 04-W2 5A	U.S. Government Securities - due 3/25/2044 - 7.500%	**	386
	FHLMC MULTICLASS MTG 2957 VZ	U.S. Government Securities - due 2/15/2035 - 5.000%	**	930
	FNMA GTD REMIC P/T 07-50 DZ	U.S. Government Securities - due 6/25/2037 - 5.500%	**	750
	FNMA GTD REMIC P/T 07-W10 2A	U.S. Government Securities - due 8/25/2047 - Variable	**	292
	FNMA POOL #OBE2430	U.S. Government Securities - due 11/1/2046 - 4.500%	**	1,390
	FNMA POOL #0735503	U.S. Government Securities - due 4/1/2035 - 6.000%	**	168
	FNMA POOL #0735608	U.S. Government Securities - due 3/1/2035 - Variable	**	355
	FNMA POOL #0745329	U.S. Government Securities - due 7/1/2035 - 6.000%	**	263
	FNMA POOL #0884704	U.S. Government Securities - due 6/1/2036 - Variable	**	114
	FNMA POOL #0888367	U.S. Government Securities - due 3/1/2037 - 7.000%	**	530
	FNMA POOL #0888154	U.S. Government Securities - due 11/1/2036 - Variable	**	245
	FNMA POOL #0889634	U.S. Government Securities - due 2/1/2023 - 6.000%	**	275
	FNMA POOL #0889984	U.S. Government Securities - due 10/1/2038 - 6.500%	**	210
	FNMA POOL #0976853	U.S. Government Securities - due 11/1/2029 - 5.500%	**	297
	FNMA POOL #0995487	U.S. Government Securities - due 8/1/2037 - 6.000%	**	321
	FNMA POOL #0AB1763	U.S. Government Securities - due 11/1/2030 - 4.000%	**	151
	FNMA POOL #0AB8086	U.S. Government Securities - due 10/1/2037 - 6.000%	**	83
	FNMA POOL #0MA0232	U.S. Government Securities - due 11/1/2029 - 4.500%	**	683
	FNMA POOL #0MA2366	U.S. Government Securities - due 8/1/2035 - 4.000%	**	498
	FNMA POOL #0MA2455	U.S. Government Securities - due 11/1/2035 - 4.000%	**	1,331
	FNMA POOL #0MA2480	U.S. Government Securities - due 12/1/2035 - 4.000%	**	617
	FNMA POOL #0AD0121	U.S. Government Securities - due 9/1/2029 - 4.500%	**	518
	FNMA POOL #0AD0130	U.S. Government Securities - due 8/1/2039 - 6.500%	**	51
	FNMA POOL #0AD0217	U.S. Government Securities - due 8/1/2037 - 6.000%	**	300
	FNMA POOL #0AD0218	U.S. Government Securities - due 9/1/2036 - 6.000%	**	309
	FNMA POOL #0AD0198	U.S. Government Securities - due 9/1/2038 - 5.500%	**	135
	FNMA POOL #0AD0964	U.S. Government Securities - due 11/1/2039 - 5.500%	**	622
	SBA GTD PARTN CTFS 2006-20E 1	U.S. Government Securities - due 5/1/2026 - 5.870%	**	199

15 of 21

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	SBA GTD PARTN CTFS 2007-20B 1	U.S. Government Securities - due 2/1/2027 - 5.490%	**	230
	SBA GTD PARTN CTFS 2007-20D 1	U.S. Government Securities - due 4/1/2027 - 5.320%	**	148
	U.S. TREASURY NOTE	U.S. Government Securities - due 8/31/2018 - 0.750%	**	2,076
	U.S. TREASURY NOTE	U.S. Government Securities - due 3/15/2017 - 0.750%	**	4,602
	U.S. TREASURY NOTE	U.S. Government Securities - due 5/31/2018 - 0.875%	**	1,996
	U.S. TREASURY NOTE	U.S. Government Securities - due 7/31/2018 - 0.750%	**	1,492
	U.S. TREASURY NOTE	U.S. Government Securities - due 5/31/2017 - 0.625%	**	1,999
	U.S. TREASURY NOTE	U.S. Government Securities - due 7/31/2017 - 0.500%	**	1,648
	U.S. TREASURY NOTE	U.S. Government Securities - due 11/30/2023 - 2.125%	**	4,320
	U.S. TREASURY NOTE	U.S. Government Securities - due 11/30/2021 - 1.750%	**	5,458
	U.S. TREASURY NOTE	U.S. Government Securities - due 2/28/2018 - 0.750%	**	4,189
	AT&T, Inc.	Corporate Debt - due 2/15/2047 - 5.650%	**	402
	BNSF Railway Co.	Corporate Debt - due 4/1/2024 - 5.996%	**	191
	Barclays PLC	Corporate Debt - due 9/11/2024 - 4.375%	**	546
	Burlington Northern Santa Fe LLC	Corporate Debt - due 9/1/2023 - 3.850%	**	212
	Burlington Northern Santa Fe LLC	Corporate Debt - due 1/15/2021 - 8.251%	**	442
	CSX Transportation, Inc.	Corporate Debt - due 1/15/2023 - 6.251%	**	229
	CEMEX SAB de CV 144A	Corporate Debt - due 1/11/2025 - 5.700%	**	403
	Chase Issuance Trust A2 A2	Corporate Debt - due 2/18/2020 - 1.590%	**	537
	Corp Nacional Del Cobre D 144A	Corporate Debt - due 9/16/2025 - 4.500%	**	228
	Federal Express Corp. 1998 Pass	Corporate Debt - due 7/15/2023 - 6.720%	**	97
	HSBC Holdings PLC	Corporate Debt - due 5/2/2036 - 6.500%	**	925
	HSBC Holdings PLC	Corporate Debt - due 9/15/2037 - 6.500%	**	682
	HSBC Holdings PLC	Corporate Debt - due 4/5/2021 - 5.100%	**	162
	HSBC Holdings PLC	Corporate Debt - due 3/8/2026 - 4.300%	**	207
	Petroleos Mexicanos	Corporate Debt - due 1/23/2045 - 6.375%	**	683
	Ultrapar International S.A. 144A	Corporate Debt - due 10/6/2026 - 5.250%	**	490
	Union Pacific Railroad Co. 2006	Corporate Debt - due 7/2/2030 - 5.866%	**	1,122
	Verizon Communications, Inc.	Corporate Debt - due 1/15/2036 - 4.272%	**	1,300
	Wells Fargo & Co.	Corporate Debt - due 7/22/2027 - 4.300%	**	617
	Wells Fargo Bank NA	Corporate Debt - due 12/6/2019 - 2.150%	**	775
	Time Warner, Inc.	Corporate Debt - due 5/1/2032 - 7.700%	**	1,389
	AT&T Corp.	Corporate Debt - due 11/15/2031 - Variable	**	129
	AT&T, Inc.	Corporate Debt - due 5/15/2046 - 4.750%	**	166
	AT&T, Inc.	Corporate Debt - due 3/9/2048 - 4.500%	**	648
	AT&T, Inc.	Corporate Debt - due 9/1/2040 - 5.350%	**	282
	BHP Billiton Finance USA 144A	Corporate Debt - due 10/19/2075 - Variable	**	645
	BAC Capital Trust XI	Corporate Debt - due 5/23/2036 - 6.625%	**	1,173
	Bank One Capital III	Corporate Debt - due 9/1/2030 - 8.750%	**	633
	BNP Paribas S.A.	Corporate Debt - due 10/15/2024 - 4.250%	**	827
	BNP Paribas S.A. 144A	Corporate Debt - due 9/28/2025 - 4.375%	**	348
	Bank of America Corp.	Corporate Debt - due 6/1/2019 - 7.625%	**	281
	Bank of America Corp.	Corporate Debt - due 7/1/2020 - 5.625%	**	357
	Bank of America Corp.	Corporate Debt - due 8/26/2024 - 4.200%	**	204
	Boston Properties LP	Corporate Debt - due 10/15/2019 - 5.875%	**	327
	Boston Properties LP	Corporate Debt - due 5/15/2021 - 4.125%	**	132
	Boston Properties LP	Corporate Debt - due 2/1/2023 - 3.850%	**	410
	CEMEX Finance LLC 144A	Corporate Debt - due 4/1/2024 - 6.000%	**	899
	CIGNA Corp.	Corporate Debt - due 5/15/2027 - 7.875%	**	311
	CIGNA Corp.	Corporate Debt - due 11/15/2036 - 6.150%	**	812
	CIGNA Corp.	Corporate Debt - due 6/15/2020 - 5.125%	**	81
	CIGNA Corp.	Corporate Debt - due 2/15/2022 - 4.000%	**	157

16 of 21

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	CRH America, Inc. 144A	Corporate Debt - due 5/18/2025 - 3.875%	**	585
	Capital One Financial Corp.	Corporate Debt - due 6/15/2023 - 3.500%	**	276
	Capital One Financial Corp.	Corporate Debt - due 2/5/2025 - 3.200%	**	606
	Capital One Financial Corp.	Corporate Debt - due 10/29/2025 - 4.200%	**	301
	CEMEX SAB de CV 144A	Corporate Debt - due 5/5/2025 - 6.125%	**	205
	Charter Communications Operating LLC	Corporate Debt - due 7/23/2025 - 4.908%	**	316
	Charter Communications Operating LLC	Corporate Debt - due 10/23/2045 - 6.484%	**	260
	Citigroup, Inc.	Corporate Debt - due 5/15/2018 - Variable	**	508
	Citigroup, Inc.	Corporate Debt - due 5/15/2023 - 3.500%	**	100
	Cox Communications, Inc. 144A	Corporate Debt - due 12/15/2022 - 3.250%	**	584
	Cox Communications, Inc. 144A	Corporate Debt - due 2/1/2025 - 3.850%	**	1,054
	Diamond 1 Finance Corp. 144A	Corporate Debt - due 6/15/2021 - 4.420%	**	854
	Diamond 1 Finance Corp. 144A	Corporate Debt - due 6/15/2023 - 5.450%	**	398
	Dillard's, Inc.	Corporate Debt - due 5/15/2027 - 7.750%	**	498
	Dillard's, Inc.	Corporate Debt - due 1/15/2018 - 6.625%	**	261
	Dominion Resources, Inc.	Corporate Debt - due 4/1/2021 - Step	**	182
	Dominion Resources, Inc.	Corporate Debt - due 10/1/2054 - Variable	**	513
	The Dow Chemical Co.	Corporate Debt - due 11/1/2029 - 7.375%	**	230
	The Dow Chemical Co.	Corporate Debt - due 5/15/2019 - 8.550%	**	287
	The Dow Chemical Co.	Corporate Debt - due 5/15/2039 - 9.400%	**	388
	ERP Operating LP	Corporate Debt - due 4/15/2023 - 3.000%	**	592
	Enel Finance International 144A	Corporate Debt - due 9/15/2037 - 6.800%	**	517
	Enel Finance International 144A	Corporate Debt - due 10/7/2039 - 6.000%	**	251
	Export-Import Bank of Korea	Corporate Debt - due 1/11/2017 - 4.000%	**	200
	Ford Motor Credit Co. LLC	Corporate Debt - due 1/15/2020 - 8.125%	**	231
	Ford Motor Credit Co. LLC	Corporate Debt - due 2/1/2021 - 5.750%	**	356
	Ford Motor Credit Co. LLC	Corporate Debt - due 8/2/2021 - 5.875%	**	552
	Imperial Brands Finance PLC 144A	Corporate Debt - due 7/21/2022 - 3.750%	**	616
	Imperial Brands Finance PLC 144A	Corporate Debt - due 7/21/2025 - 4.250%	**	929
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2039 - 6.500%	**	274
	Kinder Morgan Energy Partners	Corporate Debt - due 8/15/2042 - 5.000%	**	573
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2023 - 3.500%	**	616
	Kinder Morgan Energy Partners	Corporate Debt - due 2/1/2024 - 4.150%	**	203
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2044 - 5.400%	**	374
	Kinder Morgan, Inc.	Corporate Debt - due 6/1/2025 - 4.300%	**	206
	Lloyds Banking Group PLC	Corporate Debt - due 11/4/2024 - 4.500%	**	585
	Lloyds Banking Group PLC	Corporate Debt - due 3/24/2026 - 4.650%	**	329
	Macy's Retail Holdings, Inc.	Corporate Debt - due 12/15/2034 - 4.500%	**	134
	Macy's Retail Holdings, Inc.	Corporate Debt - due 9/15/2028 - 6.700%	**	1,166
	Macy's Retail Holdings, Inc.	Corporate Debt - due 7/15/2024 - 6.650%	**	286
	Myriad International Holdings 144A	Corporate Debt - due 7/18/2020 - 6.000%	**	595
	Myriad International Holdings 144A	Corporate Debt - due 7/21/2025 - 5.500%	**	604
*	Nordstrom, Inc.	Corporate Debt - due 3/15/2028 - 6.950%	**	323
	Petroleos Mexicanos	Corporate Debt - due 6/15/2035 - 6.625%	**	419
	Petrobras Global Finance B.V.	Corporate Debt - due 5/20/2023 - 4.375%	**	197
	Petrobras Global Finance B.V.	Corporate Debt - due 3/17/2024 - 6.250%	**	360
	Petroleos Mexicanos	Corporate Debt - due 1/18/2024 - 4.875%	**	242
	Petroleos Mexicanos	Corporate Debt - due 1/15/2025 - 4.250%	**	230
	Petroleos Mexicanos	Corporate Debt - due 1/23/2046 - 5.625%	**	291
	Petroleos Mexicanos 144A	Corporate Debt - due 8/4/2026 - 6.875%	**	185
	Petroleos Mexicanos 144A	Corporate Debt - due 3/13/2027 - 6.500%	**	232
	Provident Cos., Inc.	Corporate Debt - due 3/15/2028 - 7.250%	**	355

17 of 21

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	RELX Capital, Inc.	Corporate Debt - due 1/15/2019 - 8.625%	**	140
	RELX Capital, Inc.	Corporate Debt - due 10/15/2022 - 3.125%	**	561
	Rio Oil Finance Trust 144A	Corporate Debt - due 7/6/2024 - 9.250%	**	1,252
	Rio Oil Finance Trust 144A	Corporate Debt - due 1/6/2027 - 9.750%	**	907
	Royal Bank of Scotland Group PLC	Corporate Debt - due 12/19/2023 - 6.000%	**	312
	Royal Bank of Scotland Group PLC	Corporate Debt - due 12/15/2022 - 6.125%	**	1,223
	Navient Corp.	Corporate Debt - due 6/15/2018 - 8.450%	**	1,051
	Telecom Italia Capital S.A.	Corporate Debt - due 6/18/2019 - 7.175%	**	554
	Telecom Italia Capital S.A.	Corporate Debt - due 7/18/2036 - 7.200%	**	123
	Telecom Italia Capital S.A.	Corporate Debt - due 6/4/2018 - 6.999%	**	639
	Telecom Italia Capital S.A.	Corporate Debt - due 6/4/2038 - 7.721%	**	286
	Telecom Italia SPA 144A	Corporate Debt - due 5/30/2024 - 5.303%	**	513
	Time Warner Cable, Inc.	Corporate Debt - due 7/1/2038 - 7.300%	**	400
	Time Warner Cable, Inc.	Corporate Debt - due 2/14/2019 - 8.750%	**	338
	Time Warner Cable, Inc.	Corporate Debt - due 4/1/2019 - 8.250%	**	815
	Time Warner Cable, Inc.	Corporate Debt - due 2/1/2020 - 5.000%	**	159
	Time Warner Cable, Inc.	Corporate Debt - due 9/1/2021 - 4.000%	**	231
	TransCanada Trust	Corporate Debt - due 5/20/2075 - Variable	**	581
	TransCanada Trust	Corporate Debt - due 8/15/2076 - Variable	**	260
	21st Century Fox America, Inc.	Corporate Debt - due 12/15/2035 - 6.400%	**	90
	21st Century Fox America, Inc.	Corporate Debt - due 3/1/2037 - 6.150%	**	117
	21st Century Fox America, Inc.	Corporate Debt - due 11/15/2037 - 6.650%	**	338
	Verizon Communications, Inc.	Corporate Debt - due 9/15/2043 - 6.550%	**	968
	Vulcan Materials Co.	Corporate Debt - due 6/15/2021 - 7.500%	**	736
	Wells Fargo Bank NA	Corporate Debt - due 12/6/2019 - Variable	**	401
	Xerox Corp.	Corporate Debt - due 5/15/2021 - 4.500%	**	910
	Zoetis, Inc.	Corporate Debt - due 11/13/2020 - 3.450%	**	180
	Zoetis, Inc.	Corporate Debt - due 11/13/2025 - 4.500%	**	371
	California State	Municipal Debt - due 4/1/2034 - 7.500%	**	481
	California State	Municipal Debt - due 10/1/2039 - 7.300%	**	637
	California State	Municipal Debt - due 3/1/2040 - 7.625%	**	296
	Illinois State	Municipal Debt - due 6/1/2033 - 5.100%	**	708
	Illinois State	Municipal Debt - due 3/1/2017 - 5.365%	**	1,283
	Illinois State	Municipal Debt - due 3/1/2018 - 5.665%	**	362
	Los Angeles CA Unif Sch Dist	Municipal Debt - due 7/1/2034 - 6.758%	**	570
	New Jersey State Turnpike Auth	Municipal Debt - due 1/1/2041 - 7.102%	**	839
	Citigroup Capital XIII	Preferred Stock - 7.409%	**	622
	Adobe Systems, Inc.	Common Stock	**	1,405
	Alphabet, Inc. Class C	Common Stock	**	631
	Alphabet, Inc. Class A	Common Stock	**	5,789
	Amazon.com, Inc.	Common Stock	**	5,150
	American Tower Corp.	Common Stock	**	1,954
	Amphenol Corp.	Common Stock	**	651
	Apple, Inc.	Common Stock	**	7,121
	Applied Materials, Inc.	Common Stock	**	2,247
	Becton Dickinson and Co.	Common Stock	**	1,638
	Berry Plastics Group, Inc.	Common Stock	**	871
	Biogen, Inc.	Common Stock	**	2,658
	Boston Scientific Corp.	Common Stock	**	1,982
	Burlington Stores, Inc.	Common Stock	**	1,156
	Celgene Corp.	Common Stock	**	2,884
	Church & Dwight Co., Inc.	Common Stock	**	1,747

18 of 21

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Coach	Common Stock	**	1,289
	Comcast Corp.	Common Stock	**	3,498
	Costco Wholesale Corp.	Common Stock	**	1,364
	Crown Holdings, Inc.	Common Stock	**	1,496
	Delta Air Lines, Inc.	Common Stock	**	2,636
	Dish Network Corp.	Common Stock	**	2,225
	The Dow Chemical Co.	Common Stock	**	1,949
	Edwards Lifesciences Corp.	Common Stock	**	1,423
	Electronic Arts, Inc.	Common Stock	**	1,665
	Equifax, Inc.	Common Stock	**	1,404
	Equinix, Inc.	Common Stock	**	993
	Facebook, Inc.	Common Stock	**	3,147
	Foot Locker, Inc.	Common Stock	**	1,258
	Fortive Corp.	Common Stock	**	1,402
	Hasbro, Inc.	Common Stock	**	1,743
	The Home Depot, Inc.	Common Stock	**	4,363
	Honeywell International, Inc.	Common Stock	**	1,585
	Intercontinental Exchange, Inc.	Common Stock	**	2,214
	Interpublic Group of Companies, Inc.	Common Stock	**	1,762
	Intuit, Inc.	Common Stock	**	1,963
	Johnson & Johnson	Common Stock	**	2,492
	Marriott International, Inc.	Common Stock	**	1,622
	McDonald's Corp.	Common Stock	**	2,679
	Mead Johnson Nutrition Co.	Common Stock	**	1,646
	Microsoft Corp.	Common Stock	**	7,193
	Monster Beverage Corp.	Common Stock	**	2,913
	Northrop Grumman Corp.	Common Stock	**	1,808
	Oracle Corp.	Common Stock	**	987
	PepsiCo, Inc.	Common Stock	**	3,792
	Post Holdings, Inc.	Common Stock	**	251
	Salesforce.com, Inc.	Common Stock	**	1,721
	Stanley Black & Decker, Inc.	Common Stock	**	1,431
	TD Ameritrade Holding Corp.	Common Stock	**	1,825
	Texas Instruments, Inc.	Common Stock	**	1,352
	UnitedHealth Group, Inc.	Common Stock	**	3,647
	Visa, Inc.	Common Stock	**	3,112
	VMware, Inc.	Common Stock	**	1,295
	Waste Management, Inc.	Common Stock	**	2,153
	Zoetis, Inc.	Common Stock	**	1,651
	Allergan PLC	Common Stock	**	1,756
	Aon PLC	Common Stock	**	1,962
	Ingersoll-Rand PLC	Common Stock	**	2,141
	Abiomed, Inc.	Common Stock	**	1,034
	Affiliated Managers Group, Inc.	Common Stock	**	1,389
	Akamai Technologies, Inc.	Common Stock	**	1,238
	Akorn, Inc.	Common Stock	**	1,092
	Align Technology, Inc.	Common Stock	**	815
	Amedisys, Inc.	Common Stock	**	770
	Arista Networks, Inc.	Common Stock	**	854
	BWX Technologies, Inc.	Common Stock	**	1,384
	Ball Corp.	Common Stock	**	1,127
	Bank of the Ozarks, Inc.	Common Stock	**	1,522

19 of 21

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Blue Buffalo Pet Products, Inc.	Common Stock	**	717
	Booz Allen Hamilton Holding Co.	Common Stock	**	1,702
	CBOE Holdings, Inc.	Common Stock	**	791
	CSRA, Inc.	Common Stock	**	1,333
	Cable One, Inc.	Common Stock	**	466
	Cambrex Corp.	Common Stock	**	1,331
	Carrizo Oil & Gas, Inc.	Common Stock	**	584
	Celanese Corp.	Common Stock	**	1,161
	Centene Corp.	Common Stock	**	1,256
	Colliers International Group I	Common Stock	**	501
	Copart, Inc.	Common Stock	**	1,467
	CoStar Group, Inc.	Common Stock	**	1,919
	DeVry Education Group, Inc.	Common Stock	**	966
	Diamondback Energy, Inc.	Common Stock	**	1,211
	The Dun & Bradstreet Corp.	Common Stock	**	841
	Encore Capital Group, Inc.	Common Stock	**	704
	Exact Sciences Corp.	Common Stock	**	948
	FactSet Research Systems, Inc.	Common Stock	**	953
	FirstCash, Inc.	Common Stock	**	880
	FirstService Corp.	Common Stock	**	963
	Glaukos Corp.	Common Stock	**	805
	Guidewire Software, Inc.	Common Stock	**	1,424
	HealthSouth Corp.	Common Stock	**	960
	Heico Corp.	Common Stock	**	947
	Hexcel Corp.	Common Stock	**	1,131
	IberiaBank Corp.	Common Stock	**	561
	IDEXX Laboratories, Inc.	Common Stock	**	753
	IMAX Corp.	Common Stock	**	992
	Jones Lang Lasalle, Inc.	Common Stock	**	699
	J2 Global, Inc.	Common Stock	**	1,818
	Ligand Pharmaceuticals, Inc.	Common Stock	**	1,476
	Martin Marietta Materials, Inc.	Common Stock	**	1,023
	Maximus, Inc.	Common Stock	**	1,666
	Mettler-Toledo International, Inc.	Common Stock	**	1,618
	The Middleby Corp.	Common Stock	**	1,329
	Nu Skin Enterprises, Inc.	Common Stock	**	392
	Old Dominion Freight Line, Inc.	Common Stock	**	2,227
	Pandora Media, Inc.	Common Stock	**	507
	Repligen Corp.	Common Stock	**	193
	SBA Communications Corp.	Common Stock	**	1,416
	Signature Bank	Common Stock	**	1,648
	SiteOne Landscape Supply, Inc.	Common Stock	**	596
	Six Flags Entertainment Corp.	Common Stock	**	2,081
	Take-Two Interactive Software	Common Stock	**	976
	The Toro Co.	Common Stock	**	1,007
	Tractor Supply Co.	Common Stock	**	2,087
	TransDigm Group, Inc.	Common Stock	**	1,317
	2U, Inc.	Common Stock	**	917
	Ulta Salon Cosmetics & Fragrance	Common Stock	**	1,185
	Universal Electronics, Inc.	Common Stock	**	947
	Vail Resorts, Inc.	Common Stock	**	405
	Vantiv, Inc.	Common Stock	**	1,422

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(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Veeva Systems, Inc.	Common Stock	**	1,353
	Virtu Financial, Inc.	Common Stock	**	412
	WD-40 Co.	Common Stock	**	1,046
	WNS Holdings	Common Stock	**	699
	Wabtec Corp.	Common Stock	**	961
	Axalta Coating Systems Ltd	Common Stock	**	905
	Herbalife Ltd	Common Stock	**	622
	OM Asset Management PLC	Common Stock	**	572

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